Warrant to Purchase **1,000,000,** Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:30 P.M. New York City time on February 14, 2012

COMMON STOCK PURCHASE WARRANT

OF

ARMITAGE MINING CORP.

This is to certify that, FOR VALUE RECEIVED, Galway Holdings LLC or registered assigns (“Holder”), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Armitage Mining Corp a Nevada corporation (the “Company”), One Million (1,000,000) shares of the common stock, par value $.001 per share (“Common Stock”), of the Company at an exercise price per share (the “Exercise Price”) of $1.00, during the period (the “Exercise Period”) commencing on the Availability Date, as hereinafter defined, and ending at 5:30 P.M. New York City time, on February 14, 2012; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day on which such banks are not authorized to be closed.

(a)  EXERCISE OF WARRANT.

(1) This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price shall be made by wire transfer or check (subject to collection) in the amount of the Exercise Price payable to the order of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder; provided, however, that if payment of the Exercise Price is made by check, the Company shall not issue the Common Stock until the Company has been advised by its bank that the check has cleared. The shares of Common Stock issued or issuable upon exercise of this Warrant are referred to as the “Warrant Shares.”

(2) RESERVATION OF SHARES. The Company hereby agrees that at all times from and after the Availability Date, there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

(b)  FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. If the fraction is less than one-half (½), the fraction shall be dropped, and if the fraction is one-half (½) or more, the number of shares of Common Stock to be issued shall be rounded to the next higher integral number of shares.

(c)  EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(d)  RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.

(e)  ANTI-DILUTION PROVISIONS. If the Company shall, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision and the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant shall be proportionately adjusted to reflect such transaction. Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to this Section shall in an exercise price of less than the par value per share, then, in such event, the Exercise Price per share shall result be the par value per share. Such adjustment shall be made successively whenever any event listed in this Section shall occur.

(f)  OFFICER’S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder at the Holder’s address set forth in the Company’s Warrant Register.

(g)  RESERVED

(h)  REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933.

(1)  For a period commencing on the date this Warrant is issued and terminating on February 14, 2012, if the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall use commercially reasonable efforts to include the shares of the Company’s Common Stock issuable upon the exercise of this Warrant in such registration statement.

(2)  The following provision of this Section shall also be applicable:

(A)  The Company shall bear the entire cost and expense of any registration made pursuant to this; provided, however, the Holder shall bear the fees of his own counsel and accountants and any transfer taxes or underwriting or brokers’ discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

(B)  In connection with any registration statement filed by the Company pursuant to this Section in which a holder has registered for sale Warrant Shares, the holder shall, and by acceptance of this Warrant, agrees to, indemnify and hold harmless the Company and each of its directors, officers, employees and agents, each underwriter and each other person, if any, who controls the Company, the underwriter and each other seller and such underwriter’s and such seller’s directors, officers, stockholders, partners, employees, agents and affiliates from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), which are collectively referred to as “Losses,” to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any amendment thereof, or in any preliminary prospectus or the prospectus, or any amendment thereof or supplement thereto, or in a Blue Sky Application, or (ii) the omission or the alleged omission to state in any such registration statement, preliminary prospectus or prospectus, amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that the same was made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The indemnify provided for in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Warrant Shares by the indemnified party. This indemnity agreement will be in addition to any liability that the holder may otherwise have.

(C)  Within five (5) days after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under either of such sections, notify the indemnifying party in writing of the commencement thereof; the failure so to notify the indemnifying party shall relieve the indemnifying party from any liability under this Section as to the particular item for which indemnification is then being sought, unless such indemnifying party has otherwise received actual notice of the action at least thirty (30) days before any answer or response is required by the indemnifying party in its defense of such action, but will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) in the opinion of counsel for the indemnifying parties, representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (x) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction which counsel is approved by indemnified parties (whether pursuant to this Warrant, or other Warrants issued by the Company or other agreements if the claim relates to the same or similar allegations) holding a majority of the shares as to which indemnification is claimed), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Section for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

(D)  If the indemnification provided for in this Section shall for any reason be unavailable to an indemnified party under this Section in respect of any Losses, then, in lieu of the amount paid or payable under said Section the indemnified party and the indemnifying party under said Section shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Warrant Shares covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Warrant Shares; provided, that, for purposes of this clause (ii), the relative benefits received by any prospective sellers shall be deemed not to exceed (and the amount to be contributed by any prospective seller shall not exceed) the amount received by such seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the holders of Warrant Shares to contribute as provided in this Section are several in proportion to the relative value of their respective Warrant Shares covered by such registration statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Losses effected without such person’s consent.

(E)  Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Warrant Shares or exercise any Warrants.

(F)  In connection with any registration statement filed pursuant to this Section the Company shall supply prospectuses and qualify the Warrant Shares for sale in such states as the Company is otherwise qualifying shares of Common Stock being registered thereunder, provided, that the Company shall not be required to qualify or register the Warrant Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

(3)  As a condition to the inclusion of the Warrant Shares of the holder of this Warrant, in any registration statement pursuant to this Section the holder shall:

(A)  furnish the information and indemnification as set forth in this Section, together with any additional information which the Company may request in order to enable it to file the registration statement and update such information immediately upon the occurrence of any events or condition which make the information concerning the holder inaccurate in any material respect;

(B)  not sell any Warrant Shares pursuant to the registration statement except in the manner set forth in the registration statement;

(C)  comply with the prospectus delivery requirements and the provisions of Regulation M of the Commission pursuant to the Securities Act;

(D)  not sell or otherwise transfer or distribute any Warrant Shares if the holder possesses any material nonpublic information concerning the Company;

(E)  not sell or otherwise transfer any Warrant Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the holder is advised that the Warrant Shares may be sold pursuant to the registration statement; and

(F)  agree to indemnity and confidentiality provisions and the restrictions on sale set forth in this Warrant.

(4)  (A)The term “Excusable Reason” means the occurrence of negotiations with respect to material agreements prior to the announcement of the execution of the agreement or the termination of the negotiations and other similar material corporate events to which the Company is a party or expects to be a party if, in the reasonable judgment of the Company, disclosure of the negotiations or other event would be adverse to the best interests of the Company provided that the Company is continuing to treat such negotiations as confidential and provided further that the period during which the Company is precluded from filing the registration statement (or suspended the use of an effective registration statement) as a result of any Excusable Reason has not exceeded one hundred twenty (120) days in any twelve month period.

(B)  Any information relating to an Excusable Reason shall be deemed to be confidential information regardless of whether it is expressly marked as confidential. Information that is or becomes available to a holder of Warrant Shares from a public source or is disclosed to a holder of Warrant Shares by a third-party source who has the right to disclose such information shall not be deemed to be confidential information for purposes of this Section. Each holder shall indemnify and hold harmless the Company, its officer, directors and counsel from and against any Losses which they may incur as a result of any breach of the provisions of this Section.

(C)  Notwithstanding any provisions of this Section of this Warrant, the Company shall not be required to file a registration statement or take any action to cause a registration statement to become effective for an Excusable Reason, and, if the registration statement covering Warrant Shares has been declared effective, the Company shall notify the holder, and the holder shall not sell any Warrant Shares pursuant to a registration statement or otherwise as long as an Excusable Reason exists.

(5)  Nothing in this Section shall be construed to restrict the ability of any Selling Holder to sell Warrant Shares in a transaction which is exempt from registration pursuant to Rule 144 of the Commission pursuant to Securities Act.

(6)  The Company’s agreements with respect to Warrants or Warrant Shares in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

(7)  The provisions of this Section relate to the Warrant Shares, and no holder shall have any right to register or require the Company to register the Warrants.

(i)  TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

(1)  To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act and in compliance with applicable state securities laws with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

(2)  To any person upon delivery of a prospectus then meeting the requirements of the Securities Act and state securities laws relating to such securities and the offering thereof for such sale or disposition.

(j) CASHLESS EXERCISE

(1) Except as described below, if a Registration Statement registering shares issuable upon the exercise of this Warrant is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in this Warrant. If no such Registration Statement is available during the Effective Period, then payment upon exercise may be made at the option of the Holder either in (i) cash, by wire transfer or certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Purchase Price, (ii) by cashless exercise in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.

(2) If the Purchase Form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (y) the Market Price of the Common Stock as of the trading day immediately prior to the date of exercise. For the purposes of this Warrant, the term "Current Market Value" shall be an amount equal to the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in such Purchase Form, and "Market Price of the Common Stock" shall be the average of the closing bid price of the Common Stock (as reported by Bloomberg L.P. for the Principal Market) for the 5 Trading days prior to the exercise date. Principal Market shall mean the American Stock Exchange, SmallCap, Nasdaq National Market System, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock. The Holder may employ the cashless exercise feature described in this Section only if during the Exercise Period a registration statement registering the shares issuable upon exercise of this Warrant is not effective.

Dated as of February 14, 2007

ARMITAGE MINING CORP.,

By:

PURCHASE FORM

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or

___ the cancellation of the Warrant to the extent necessary, in accordance with the formula set forth in such Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in such Warrant.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is _____________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)